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                                                                   Exhibit 23.20

                      Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 25, 1999, except for Notes 9 and 10, for which the date is November 12, 1999, with respect to the financial statements of JusticeLink, Inc. (formerly LAWPlus, Inc.) included in the Registration Statement on Form S-1 and related Prospectus of Internet Capital Group, Inc. to be filed on or about December 14, 1999.

                                          /s/ Ernst & Young LLP

Dallas, Texas

December 9, 1999